Exhibit 99.1

PRESS RELEASE Contact: Michael Senken
Phone: (678) 384-6720

MiMedx Announces Agreement to Acquire Surgical Biologics

Marietta, GA, December 21, 2010 (PR Newswire) – MiMedx Group, Inc. (OTCBB: MDXG), an integrated developer, manufacturer and marketer of patent protected biomaterial-based products, announced today that it has signed a definitive agreement to acquire Surgical Biologics, a leader in the development of tissue processing techniques for creating implants for a variety of surgical indications from amnion membranes.

Privately held Surgical Biologics was founded in early 2006 and is headquartered in Kennesaw, Georgia. In its five year history, Surgical Biologics has established its reputation as a pioneer in the development of the latest advances in processing amniotic membrane tissues that provide safe, reliable and effective implants. Through Purion®, its proprietary tissue processing technology which produces an implant that is minimally manipulated, Surgical Biologics has differentiated itself, and its tissues are in over 30,000 implants. The Purion® process follows strict guidelines for allograft processing established by the Food and Drug Administration (“FDA”) and the American Association of Tissue Banks (“AATB”).

The human amniotic membrane comprises the innermost layer of the placenta, and lines the amniotic cavity. The amniotic tissue processed by Surgical Biologics is donated by mothers who have scheduled Cesarean sections. Each donor is screened and tested in accordance with FDA regulations and AATB standards.

Parker H. “Pete” Petit, MiMedx Chairman and Chief Executive Officer, stated, “We welcome Surgical Biologics and its founders, John Daniel and Randall Spencer, to our organization. John and Randall are well known in the area of tissue processing, and they bring extensive expertise and experience to MiMedx Group. They will be key members of our management team. We are excited about the benefits we will attain through the combination of the assets of both organizations, and we look forward to combining the MiMedx talent with the talents of John, Randall and their colleagues at Surgical Biologics. In effect, this will give us a third innovative biomaterial.”

“We will now have three very exciting biomaterial platforms to offer to physicians and our distribution networks,” said Bill Taylor, President and Chief Operating Officer of MiMedx. “Adding Surgical Biologics is a synergistic fit for the areas of medical care that MiMedx is addressing. For example, our HydroFix™ Vaso Shield product is a permanent and biocompatible vessel cover. We believe there are applications using the Purion® tissue allograft as a resorbable vessel cover. Similarly, the potential applications of the Purion® tissue processing technology for soft tissue repair could give us offerings that are extremely complementary to our planned CollaFix™ products. By adding the Purion® technology to our existing platforms, we could have product or tissue offerings with distinctly different degradation profiles designed to fit the surgeon’s preference based on the specific repair.”

“We are very pleased to be joining with MiMedx Group,” added John Daniel, President and Founder of Surgical Biologics. “Amniotic tissue has been widely studied and has implant potential for numerous medical areas, such as wound healing, burns, soft tissue trauma, tendon repair and posterior spinal applications. These areas are totally in sync with the strategy that MiMedx has developed.”

MiMedx reported that it expects the transaction to be accretive in 2011. The Company reported that Surgical Biologics is projected to have 2010 revenues of approximately $2 million, and MiMedx projects the 2011 revenues to be generated from the Surgical Biologics processed tissue to be in the range of $7 million. The transaction is subject to certain conditions to closing, which is expected to occur in early January 2011.

Conference Call

MiMedx management will host a live conference call to discuss the transaction on Wednesday, December 22, 2010, beginning at 2:00 p.m. eastern time. A listen-only simulcast of the MiMedx Group conference call will be available online at the Company’s website at www.mimedx.com or at www.earnings.com. A 30-day online replay will be available approximately one hour following the conclusion of the live broadcast. The replay can also be found on the Company’s website at www.mimedx.com or at www.earnings.com.

About Surgical Biologics

Surgical Biologics develops bioimplants processed from human amniotic membrane, which can be used for a wide range of surgical indications. Purion®, a patent pending process created by Surgical Biologics, is specifically designed for processing the human amniotic membrane. Surgical Biologics is currently pioneering the latest advances in amnion based implants to provide an implant which is safe, reliable and effective.

About MiMedx

MiMedx Group, Inc. (“MiMedx Group”) is an integrated developer, manufacturer and marketer of patent protected biomaterial-based products. The Company is successfully emerging from a development-focused start-up into a fully integrated operating company with an experienced team poised to capitalize on its science and technology to generate rapid sales growth and profitability. Our mantra is “Repair, don’t replace” because our biochemists, engineers, designers and physicians believe it is better to augment repair when possible rather than replace traumatized, but otherwise healthy tissues and structures. Our platform technologies, HydroFix™ and CollaFix™, have a vast number of potential applications in treating traumatized tissue and structures and we are focused on commercializing multiple applications of both technologies. In parallel, we are seeking strategic relationships, in selective categories, to more rapidly commercialize our technologies. HydroFix™ and CollaFix™ are trademarks of MiMedx Group, Inc.

Safe Harbor Statement

This press release includes statements that look forward in time or that express management’s beliefs, expectations or hopes. Such statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the potential synergies of the Surgical Biologics’ technologies and MiMedx’ current product technologies, the potential product opportunities and the expectations for Surgical Biologics revenues for 2010 and 2011. These statements are based on current information and belief, and are not guarantees of future performance. Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include that the anticipated therapeutic benefits may not be achieved, that the uses for and physician utilization of the Purion® technology platform do not meet expectations, that the Company may not receive requisite regulatory clearances and/or approvals to be able to develop and market its full range of potential products from the Purion® technology platform , or that such clearances or approvals may be delayed, that Surgical Biologics does not meet its 2010 revenue projections, that the Company does not achieve the 2011 revenue expectations projected from the Surgical Biologic business, that the Company requires significant additional capital to survive and achieve its goals, which may be difficult or impossible to obtain; that cost reductions may not be sustained or be sufficient to enable the Company to achieve profitability, that the Company may not be able to establish an effective distribution system for its products in the U.S. or abroad, that the Company’s products may not gain the anticipated acceptance in the marketplace or that acceptance may be delayed, and the risk factors detailed from time to time in the Company’s periodic Securities and Exchange Commission filings, including, without limitation, its 10-K filing for the fiscal year ended December 31, 2009. By making these forward-looking statements, MiMedx Group does not undertake to update them in any manner except as may be required by the Company’s disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

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